UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2021

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	033-80655	06-1436334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of Principal Executive Offices)	(Zip Code)

(860) 862-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	Indicate by check None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In October 2020, a consortium among two wholly owned unrestricted subsidiaries of the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) and GEK Terna Holding Real Estate Construction S.A. (“GEK Terna”) of Greece was selected by the Hellenic Gaming Commission (the “Commission”) as the provisional contractor to develop an integrated resort and casino near Athens, Greece (the “Athens Project”). Subsequently, the Company conducted a comprehensive review of its operations and future commitments against the new backdrop created by the COVID-19 global pandemic and concluded that it would not continue to pursue the concession rights for the Athens Project. Accordingly, on September 17, 2021, the Company, through its unrestricted subsidiaries, transferred all of its equity ownership in the Athens Project to GEK Terna, previously the minority investor in the project. The Company and GEK Terna coordinated the equity transfer with the requisite government officials in Greece, including approval by the Commission on October 22, 2021. The final transfer of the consortium’s reliance on the Company’s technical and professional capacity and experience in the development and operation of integrated resort casinos remains pending, along with other administrative procedures for final governmental and regulatory review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Ralph James Gessner Jr.
	Name:	Ralph James Gessner Jr.
	Title:	Chairman, Management Board